UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
First Western Financial Inc. held its annual meeting of shareholders (the “Annual Meeting”) on June 5, 2024. At the Annual Meeting, the Company’s shareholders elected a new board member, Ellen S. Robinson to replace retiring board member Eric D. Sipf, effective immediately.
Ms. Robinson is Principal and Founder of the Robinson Coaching Group, Inc. since 2007. Robinson Coaching Group, Inc. provides leadership development and coaching on an individual and team level in both the private and public sectors. Ms. Robinson is a former Executive and General Manager of Denver Pepsi Cola and has served as Founder and CEO of EventConnex, President of Ascent Sports, Inc. and Brand Manager for Frito-Lay, Inc. She has significant experience in building effective teams, coaching and mentoring talent and driving change. Ms. Robinson holds a Bachelor of Science in Finance and Marketing from The Wharton School, University of Pennsylvania. Ms. Robinson received her Professional Coach Certification from New Ventures West in 2012. Ms. Robinson is a seasoned business leader with a particular interest and expertise in leadership development and coaching on an individual and team level. Her qualifications for service as a director include her proven expertise in sales, marketing, building effective teams, coaching and mentoring talent. She has been a successful executive and coach in large corporate and smaller, entrepreneurial business environments. The Board appointed Ms. Robinson to serve on the Audit Committee.

The Board has determined that Ms. Robinson is independent under the rules of The NASDAQ Stock Market. There are no arrangements or understanding between Ms. Robinson and any other person pursuant to which she was selected as director. Additionally, there are no related party transactions involving the Registrant and Ms. Robinson that the Registrant would be required to disclosure pursuant to Item 404(a) of the Regulation S-K. Ms. Robinson will be compensated in accordance with the Company’s standard compensation policies and practices for non-employee directors.

Item 7.01    Reg FD Disclosure

On June 6, 2024, the Company issued a press release announcing the appointment of Ellen S. Robinson to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.
(d)         Exhibits.

Exhibit Number	Description

99.1	Press release dated June 6, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: June 10, 2024	By: /s/ David R. Weber
David R. Weber
Chief Financial Officer and Treasurer